As filed with the Securities and Exchange Commission on June 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Calavo Growers, Inc.

(Exact name of registrant as specified in its charter)

California	33-0945304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1141-A Cummings Road

Santa Paula, California 93060

(Address of principal executive offices) (Zip Code)

2020 Equity Incentive Plan

(Full title of the plan)

Kevin Manion

Chief Financial Officer

Calavo Growers, Inc.

1141-A Cummings Road

Santa Paula, California 93060

(Name and Address of agent for service)

(805) 525-1245

(Telephone number, including area code, of agent for service)

With copies to:

John Tishler

Sheppard, Mullin, Richter & Hampton LLP

12275 El Camino Real, Suite 200

San Diego, CA 92130-4092

Telephone: (858) 720-8943

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, $0.001 par value	1,500,000	$69.29	$103,935,000	$11,339.31

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2020 Equity Incentive Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the outstanding shares of the Registrant’s common stock.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended, by averaging the high and low sales prices of the Registrant’s common stock reported on the Nasdaq Global Select Market on June 9, 2021

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “SEC”) allows the Registrant to “incorporate by reference” the information that the Registrant files with the SEC, which means that the Registrant can disclose important information by reference to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement:

1.	The Registrant’s latest Annual Report on Form 10-K for the fiscal year ended October 31, 2020, filed on December 21, 2020;
2.	The Registrant’s Quarterly Reports on Form 10-Q filed with the SEC on March 10, 2021 and June 8, 2021;
3.	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 28, 2021, February 2, 2021, February 9, 2021 and April 26, 2021; and
4.	The description of the Registrant’s common stock contained in the registration statement on Form 8-A filed with the SEC on December 6, 2001, including any amendment or report filed for the purpose of updating that description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, will be incorporated by reference into this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Sections 204(a)(11) and 317 of the California General Corporation Law authorize the Registrant to indemnify, subject to the terms and conditions set forth therein, its directors, officers, employees and other agents against expenses, judgments, fines, settlements and other amounts that they may incur in connection with pending, threatened or completed legal actions or proceedings that are based upon their service as the Registrant’s directors, officers, employees or other agents or that are based upon their service as directors, officers, employees or other agents of certain other specified entities. The California General Corporation Law also provides that the Registrant is entitled to purchase indemnification insurance on behalf of any such director, officer, employee or agent.

Article VII of the Registrant’s amended and restated bylaws requires the indemnification by the Registrant of each of its directors to the maximum extent permitted by applicable law. Article VII of the Registrant’s amended and restated bylaws authorizes, but does not require, the Registrant to indemnify its officers, employees and other agents against the expenses, judgments, fines, settlements and other amounts that are described in the preceding paragraph.

Article V of the Registrant’s articles of incorporation eliminates the personal liability of the Registrant’s directors for monetary damages for breach of their duties as directors to the fullest extent permitted under California law. Section 204(a)(10) of the California General Corporation Law provides that this provision does not eliminate the liability of a director for specified acts such as (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which the director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310 of the California Corporations Code or (vii) under Section 316 of the California Corporations Code.

Item 7. Exemption from Registration Claimed.

None.

Item 8. Exhibits.

See the attached Exhibit Index on the page immediately following the signature pages hereto, which is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the

Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit	Description	Location
4.1(a)	Articles of Incorporation of Calavo Growers, Inc.	Filed herewith
4.1(b)	Amendments to Articles of Incorporation or Bylaws of Calavo Growers, Inc.	Previously filed on March 30, 2011 as an exhibit to the Registrant’s Report on Form 8-K and incorporated herein by reference.
4.2	Amended and Restated Bylaws of Calavo Growers, Inc., effective as of September 25, 2014.	Previously filed on September 30, 2014 as an exhibit to the Registrant’s Report on Form 8-K and incorporated herein by reference.
4.3(a)	2020 Equity Incentive Plan	Previously filed on June 8, 2021 as an exhibit the Registrant’s Report on Form 10-Q and incorporated herein by reference.
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP	Filed herewith
23.1	Consent of Deloitte & Touche LLP	Filed herewith
23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP	Included in Exhibit 5.1 filed herewith
24.1	Power of Attorney	Included as part of the signature page to this Registration Statement filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Paula, State of California, on the 10th day of June, 2021.

CALAVO GROWERS, INC.

By:	/s/ James Gibson
James Gibson
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kevin Manion or Joel Silva, or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her in any and all capacities, to sign: (1) this Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration under the Securities Act of shares of common stock of the Registrant to be issued in connection with the 2020 Equity Incentive Plan; and (2) any one or more amendments to any part of the foregoing Registration Statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Securities Act to keep such Registration Statement effective or to terminate its effectiveness; and/or to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, with full power to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ James Gibson	Chief Executive Officer,	June 10, 2021
James Gibson	(Principal Executive Officer)

/s/ Kevin Manion	Chief Financial Officer,	June 10, 2021
Kevin Manion	(Principal Financial Officer)

/s/ Joel Silva	Corporate Controller and Corporate Secretary	June 10, 2021
Joel Silva	(Principal Accounting Officer)

/s/ J. Link Leavens	Chairman of the Board of Directors	June 10, 2021
J. Link Leavens

/s/ John M. Hunt	Director	June 10, 2021
John M. Hunt

/s/ Michael A. DiGregorio	Director	June 10, 2021
Michael A. DiGregorio

/s/ Donald M. Sanders	Director	June 10, 2021
Donald M. Sanders

/s/ James Helin	Director	June 10, 2021
James Helin

/s/ Harold Edwards	Director	June 10, 2021
Harold Edwards

/s/ Scott Van Der Kar	Director	June 10, 2021
Scott Van Der Kar

/s/ Steven Hollister	Director	June 10, 2021
Steven Hollister

/s/ Kathleen M. Holmgren	Director	June 10, 2021
Kathleen M. Holmgren